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                                                                  EXHIBIT  23.2


                        CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Andrew Corporation of our report dated July 11, 2002 relating to the financial statements of Lucent Technologies Inc.'s FreshStart Amplifier Venture, which appears in the Current Report on Form 8-K/A of Andrew Corporation dated August 6, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
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Florham Park, New Jersey
August 19, 2002